SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

SLM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 001-13251	52-2013874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

12061 Bluemont Way, Reston, Virginia		20190
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 810-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

On March 17, 2005, the Compensation and Personnel Committee of the Board of Directors of SLM Corporation (“SLM” or “Corporation”) granted options to purchase one (1) million shares of the Corporation’s common stock to Thomas J. Fitzpatrick, currently serving as President and Chief Operating Officer and scheduled to become President and Chief Executive Officer on June 1, 2005.  The exercise price for the options is $49.88, the closing price for the stock on the date of grant.  The options expire on March 17, 2015.  The material terms and conditions of the options are as follows.

The options are not vested as of the grant date.  One-third of the options (333,333) vest upon SLM’s share price reaching a closing price equal to or greater than $62.35 for five consecutive trading days; one-third (333,333) vest upon the share price reaching $66.34 for five consecutive trading days; the remaining one-third (333,334) vest upon the share price reaching $74.82 for five consecutive trading days; but no earlier than May 31, 2008 for the first one-third and no earlier than May 31, 2009 for the remaining two-thirds; provided however that all options vest on May 31, 2010 if Mr. Fitzpatrick is continuously employed by the Corporation as President and Chief Executive Officer from June 1, 2005 through at least May 31, 2008 and is subsequently employed through May 31, 2010 either as President and Chief Executive Officer or in another role.

The options are not automatically exercisable upon their vesting. Vested options are exercisable upon the dates that the price-vesting targets described above are met; but no earlier than May 31, 2008 for the first one-third and no earlier than May 31, 2009 for the remaining two-thirds, and in any event all options are exercisable on March 17, 2013.

Vesting and exercisability of the options may be accelerated upon certain events.  Also, options, whether vested or unvested, may be forfeited upon certain events.  Upon Mr. Fitzpatrick’s voluntary termination of employment on or before May 31, 2008, all options are forfeited.  Upon Mr. Fitzpatrick’s voluntary termination of employment between June 1, 2008 and May 31, 2010 any vested and exercisable options are immediately exercisable until March 17, 2015 and any vested but unexercisable options will become exercisable on May 31, 2009 and remain exercisable until March 17, 2015.  Upon Mr. Fitzpatrick’s voluntary termination of employment on or after May 31, 2010, once exercisable, all options may be exercised until March 17, 2015.

Upon termination of employment on account of death or disability, unvested and unexercisable options become immediately vested and exercisable until the earlier of: (1) March 17, 2015; or (2) one year from the date of termination of employment due to death or disability.

Upon a change in control, unvested and unexercisable options become immediately vested and exercisable until March 17, 2015.

Upon Mr. Fitzpatrick’s termination by the Corporation without cause or by Mr. Fitzpatrick for good reason, all unvested and unexercisable options become immediately vested and exercisable until March 17, 2015.

Upon Mr. Fitzpatrick’s termination for cause, all options, whether vested or unvested, are forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

By:	/s/ MARIANNE M. KELER
	Name:	Marianne M. Keler
	Title:	Executive Vice President

Dated: March 23, 2005